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                                                                     Exhibit 4.5

                                                     SAMPLE THEODORE GAMES, INC.
                                                          STOCK OPTION AGREEMENT

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1993, as amended, (The "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Theodore Games, Inc. and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.

                              THEODORE GAMES, INC.

                             STOCK OPTION AGREEMENT

         This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of Theodore Games,
Inc. dated [                    ].

     I.       NOTICE OF STOCK OPTION GRANT

              Optionee:

              [ ]

              You have been granted an option to purchase Common Stock of Theodore Games, Inc. (the"Company"). This option shall be subject to the following terms and conditions:

              Effective Date of Grant                  [ ]

              Exercise Price Per Share                 [ ]

              Number of Shares Granted                 [ ]

              Type of Option:                          [ ]

              Expiration Date:                         [ ]

              VESTING SCHEDULE:
              ----------------

              This Option may be exercised, in whole or in part, in accordance with the following vesting schedule:


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                         [ ]

           EXERCISE PRICE:
           --------------

           The Exercise Price of this Option is [ ] per share.

     II.      AGREEMENT

              1. GRANT OF OPTION. The Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this agreement (the "Optionee"), an option (the"Option") to purchase the number of shares ("Shares"), as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions set forth therein.

              2.         EXERCISE OF OPTION.

                        (a) RIGHT TO EXERCISE. This option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Option Agreement. In the event of Optionees's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Agreement.

                        (b) METHOD OF EXERCISE. This option is exercisable by delivery of an exercise notice, in the form of Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

              3. (c) METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                   (a)     Cash;
                   (b)     Check
                   (c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

                           X        =       Y (A-B)
                                            -------
                                               A

                  Where    X        = the number of Option Shares to be issued
                                      to such Optionee.

                           Y        = the number of Option Shares purchasable by
                                      such Optionee under this Option Agreement the rights to which are surrendered pursuant to the Net Exercise.

                           A        = the Fair Market Value of one Option Share,
                                      (as determined by the average bid and ask price per share of the Company stock as quoted on the OTC Bulletin Board or other national exchange upon which the Company's stock is quoted).

                           B        = the Exercise Price (as adjusted to the
                                      date of such calculation).


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         4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only be the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant and may be exercised during such term only in accordance with the terms of this Option Agreement.

         6. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

            (a) The Option shall terminate on the Expiration Date;
            (b) The Option shall terminate three months after the Optionee's termination of employment;
            (c) If the Optionee dies before the Option terminates pursuant to paragraph 6(a) or 6(b), above, the Option shall terminate on the earlier of (i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (I.E., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

         7. DILUTION PROTECTION:

            (a) In the event the Company shall (i) declare a dividend on its
                Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Holder hereunder and the exercise price related thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Holder has the right to receive, upon the happening of any of the events described above, with the respect to the shares of the Company stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

            (b) Whenever the number of Shares or the exercise price of this
                Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Holder, notice of such adjustment or adjustments.

         8. AVAILABILTY OF COMPANY STOCK. The Company hereby agrees and covenants that at all times during the Exercise Period it shall reserve for issuance a sufficient number of shares of common stock as would be required upon full exercise of the rights represented by this agreement.

         9. NO RIGHT TO EMPLOYMENT. Nothing in this agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's

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employment at any time, nor confer upon the Optionee any right to continue in the employment of the company or any Subsidiary.

         10. GOVERNING LAW. This Agreement is governed by the laws of the State of Texas.




                                                     THEODORE GAMES, INC.


                                                     By:______________________


                                                     Optionee

                                                     By:______________________



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